UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

Silence Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39487	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hammersmith Grove London United Kingdom		W6 7AP
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 20 3457 6900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 3 ordinary shares, nominal value £0.05 per share	SLN	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.05 per share*	*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K supplements and amends Item 5.02 of the Current Report on Form 8-K filed on December 15, 2025 (the “Original Form 8-K”) to disclose information regarding material modifications to a material compensatory plan, contract or arrangement as to which a named executive officer of the registrant participates that were effected pursuant to an agreement entered into subsequent to the filing of the Original Form 8-K. No other changes have been made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Original Form 8-K, effective as of December 14, 2025 (the “Separation Date”), Craig Tooman agreed by mutual consent to end his employment with Silence Therapeutics plc (the “Company”).

On July 10, 2026, the Company and Mr. Tooman entered into a separation and release agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company will provide Mr. Tooman with (a) salary continuation for 12 months following the Separation Date for a total of $655,000, (b) a one-time lump sum cash severance payment of $250,000, (c) reimbursement of legal fees in the amount of $40,000 in connection with the negotiation and review of the Separation Agreement, (d) a lump sum bonus payment that Mr. Tooman would have otherwise earned in 2025 had he remained employed with the Company as of the Separation Date in the amount of $283,746.03, (e) reimbursement of healthcare premium in the amount of $46,896.48, (f) continued vesting of options granted under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) and the Company’s 2018 Long Term Incentive Plan (the “2018 Plan”) through 45 days following the Separation Date; (g) extended post-termination exercise period to up to 24 months after the Separation Date for any options granted to Mr. Tooman under the 2023 Plan (to the extent vested) and up to 12 months after the Separation Date for any options granted under the 2018 Plan (to the extent vested); and (h) acceleration of vesting of any unvested options upon a change of control event within 12 months following the Separation Date, subject to Mr. Tooman’s continued compliance with the Separation Agreement, and (i) up to $20,000 in payment for fees accrued to Mr. Tooman’s tax providers. The Separation Agreement also contains confidentiality, non-disparagement, non-solicitation and non-inference covenants and a release of claims by Mr. Tooman.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silence Therapeutics plc

Date: July 16, 2026	By:	/s/ Rhonda Hellums
Name: Rhonda Hellums
Title: Chief Financial Officer